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                                                                    EXHIBIT 99.1


Contact:       Ron Rosenthal                           Wendy Gold

               HARBINGER CORPORATION                   HARBINGER CORPORATION
               404-467-3206                            404-467-3343
               ron.rosenthal@harbinger.com             wendy.gold@harbinger.com


For Immediate Release...


          HARBINGER APPOINTS NEW CHIEF EXECUTIVE AS CHAIRMAN/CEO STEPS
                                      DOWN

         ATLANTA, GA - JANUARY 19, 2000 - Harbinger Corporation (NASDAQ: HRBC), a worldwide supplier of electronic commerce software, services and solutions, announced today the promotion of its President and Chief Operating Officer, James M. Travers, to the position of Chief Executive Officer. The Company's Board of Directors made the new CEO's appointment following the resignation of
C. Tycho Howle, the Company's Chairman and Chief Executive Officer.

         Howle founded Harbinger in 1983 and returned to the Chief Executive's role in 1998 after nearly two years away from the Company's day-to-day operations. Travers has worked closely with Howle since his return to lead Harbinger back to operational excellence, a transition that included propelling the Company's products and services, and all of its customers into an Internet-centric service model for conducting business-to-business (B2B) e-commerce. Analysts project the B2B e-commerce market will grow to $2.8 trillion by 2003 (Reuters), and Harbinger has invested significantly to establish the Company as a leader in the B2B Internet space. Those investments have accelerated recently and are directed towards building market awareness for the Company, and establishing vertical-market portals, many of which are joint ventures where Harbinger is a minority shareholder, all of which use Harbinger's back-office infrastructure and HARBINGER.NET(SM) portal technology.

         "The Board recognizes that Jim Travers has been instrumental in the success of Harbinger since becoming President in 1998" said William Savoy, Harbinger Director and President, Vulcan Ventures Inc. "He has surrounded himself with an excellent management team, and the results of his leadership, and that of his management team, are clearly evident in the Company's successes. We are deeply grateful to Tycho for his service in establishing Harbinger as a leader in business-to-business e-commerce and for providing Jim Travers with a tremendous amount of guidance in preparation for his new role."

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         "Harbinger is in a great position, in a truly great market," said
         C. Tycho Howle. "I can't help but feel good about what the Company has accomplished over the last 18 months, particularly with respect to leading our market and customers to the Internet. We've put the foundation in place, and as the new millennium begins, it's a good time to put the full leadership of Harbinger under Jim's control. Please be certain that I intend to continue to be a resource and asset for Harbinger for many years to come."

         "I'm very optimistic and extremely confident about Harbinger as the leader in B2B e-commerce," said James M. Travers. "We have firmly established HARBINGER.NET as `the' technology for building and managing vertical B2B electronic markets, and have coupled it with Harbinger's back-office infrastructure to provide a comprehensive Internet platform for B2B e-commerce service delivery. Given the large number of emerging opportunities for vertical market portals, one of my top priorities will be the Company's consideration of accelerating its investments and participation in this area."

         Prior to his current position with Harbinger, Travers served as President and General Manager of the Company's Software Division, and President and General Manager of the Company's Enterprise Solutions Division. Before joining Harbinger in 1995, Travers was 15 years with Texas Instruments, Inc. (Dallas, TX), holding top-level managerial posts including Vice President for North American Sales and Worldwide Marketing, and Director of Business Development for TI's Worldwide Applications Software Business.

         More information regarding this announcement can be found in the Investor Relations section of the Company's Web site at www.harbinger.com.


ABOUT HARBINGER

         Harbinger Corporation is a leading worldwide provider of business-to-business e-commerce software, services and solutions. The company maximizes its customers' business potential with comprehensive, scalable e-commerce solutions that help streamline operations, increase profitability and build electronic trading communities. Harbinger's objective is to serve more customers using Internet Protocols (IP) than any other provider and to establish HARBINGER.NET(SM) as the preferred transaction portal for e-commerce information and mission-critical, business-to-business e-commerce transactions. Headquartered in Atlanta, Georgia, Harbinger provides worldwide support to its customer community from multiple U.S. and overseas operations facilities. For more corporate information, go to www.harbinger.com. Access Harbinger's online EC Resource Center and other network services at www.harbinger.net.

         This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Harbinger Corporation and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include fluctuation of our operating results, the ability to compete successfully and the inability to predict the outcome of certain litigation matters. Additional factors are set forth in the Safe Harbor Compliance Statement for forward-looking Statements

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included as Exhibit 99.1 to the Company's Annual Report on Form 10-K for the
year ended December 31, 1998. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

###

Harbinger and the Harbinger logo are registered trademarks, and harbinger.net is a service mark of Harbinger Corporation or its subsidiaries. All other company and product names referenced herein are registered trademarks or trademarks of their respective owners.